Exhibit 99.3

February 24, 2022 Fourth Quarter and Full - Year 2021 Financial Results

Forward-Looking Statements

Statements contained in this presentation about future performance, including, without limitation, operating results, capital expenditures, rate base growth, dividend policy, financial outlook, and other statements that are not purely historical, are forward-looking statements. These forward-looking statements reflect our current expectations; however, such statements involve risks and uncertainties. Actual results could differ materially from current expectations. These forward-looking statements represent our expectations only as of the date of this presentation, and Edison International assumes no duty to update them to reflect new information, events or circumstances. Important factors that could cause different results include, but are not limited to the:

- ability of SCE to recover its costs through regulated rates, including uninsured wildfire-related and debris flow-related costs, costs incurred to mitigate the risk of utility equipment causing future wildfires, costs incurred to implement SCE's new customer service system, costs incurred as a result of the COVID-19 pandemic, and increased labor and materials costs due to supply chain constraints and inflation;
- ability of SCE to implement its Wildfire Mitigation Plan and capital program;
- risks of regulatory or legislative restrictions that would limit SCE's ability to implement Public Safety Power Shutoff ("PSPS") when conditions warrant or would otherwise limit SCE's operational PSPS practices;
- risks associated with implementing PSPS, including regulatory fines and penalties, claims for damages and reputational harm;
- ability of SCE to maintain a valid safety certification;
- ability to obtain sufficient insurance at a reasonable cost, including insurance relating to SCE's nuclear facilities and wildfire-related claims, and to recover the costs of such insurance or, in the event liabilities exceed insured amounts, the ability to recover uninsured losses from customers or other parties;
- extreme weather-related incidents (including events caused, or exacerbated, by climate change, such as wildfires, debris flows, droughts, high wind events and extreme heat events) and other natural disasters (such as earthquakes), which could cause, among other things, public safety issues, property damage, operational issues (such as rotating outages and issues due to damaged infrastructure), PSPS activations and unanticipated costs;
- risk that California Assembly Bill 1054 ("AB 1054") does not effectively mitigate the significant exposure faced by California investor-owned utilities related to liability for damages arising from catastrophic wildfires where utility facilities are alleged to be a substantial cause, including the longevity of the Wildfire Insurance Fund and the CPUC's interpretation of and actions under AB 1054, including its interpretation of the prudency standard established under AB 1054;
- ability of Edison International and SCE to effectively attract, manage, develop and retain a skilled workforce, including its contract workers;
- decisions and other actions by the California Public Utilities Commission, the Federal Energy Regulatory Commission, the Nuclear Regulatory Commission and other governmental authorities, including decisions and actions related to nationwide or statewide crisis, determinations of authorized rates of return or return on equity, the recoverability of wildfire-related and debris flow-related costs, issuance of SCE's wildfire safety certification, wildfire mitigation efforts, approval and implementation of electrification programs, and delays in executive, regulatory and legislative actions;
- ability of Edison International or SCE to borrow funds and access bank and capital markets on reasonable terms;
- risks associated with the decommissioning of San Onofre, including those related to worker and public safety, public opposition, permitting, governmental approvals, on-site storage of spent nuclear fuel, delays, contractual disputes, and cost overruns;
- pandemics, such as COVID-19, and other events that cause regional, statewide, national or global disruption, which could impact, among other things, Edison International's and SCE's business, operations, cash flows, liquidity and/or financial results and cause Edison International and SCE to incur unanticipated costs;
- physical security of Edison International's and SCE's critical assets and personnel and the cybersecurity of Edison International's and SCE's critical information technology systems for grid control, and business, employee and customer data;
- risks associated with cost allocation resulting in higher rates for utility bundled service customers because of possible customer bypass or departure for other electricity providers such as Community Choice Aggregators ("CCA," which are cities, counties, and certain other public agencies with the authority to generate and/or purchase electricity for their local residents and businesses) and Electric Service Providers (entities that offer electric power and ancillary services to retail customers, other than electrical corporations (like SCE) and CCAs);
- risks inherent in SCE's capital investment program, including those related to project site identification, public opposition, environmental mitigation, construction, permitting, changes in the California Independent System Operator's transmission plans, and governmental approvals; and
- risks associated with the operation of electrical facilities, including worker and public safety issues, the risk of utility assets causing or contributing to wildfires, failure, availability, efficiency, and output of equipment and facilities, and availability and cost of spare parts.

Other important factors are discussed under the headings "Forward-Looking Statements", "Risk Factors" and "Management's Discussion and Analysis" in Edison International's Form 10-K and other reports filed with the Securities and Exchange Commission, which are available on our website: www.edisoninvestor.com. These filings also provide additional information on historical and other factual data contained in this presentation.

February 24, 2022

Energy for What's Ahead℠

1

Edison International Fourth Quarter Update

Q4 2021 core EPS driven by rate base growth	**GAAP EPS: $1.38** **Core EPS[1]: $1.16**
EIX announces 2022 EPS guidance	**$4.40–4.70** **2022 Core EPS[1]**
Strong execution of wildfire mitigation plan, exceeding many program goals	**Installed ~1,500 miles of covered conductor in 2021, bringing total to 2,900+ miles**
SCE continues leadership of clean energy transition with building electrification filing	**Proposed $677 million[2] plan to incentivize building electrification**
EIX reiterates long-term EPS growth rate	**5–7% EPS CAGR** **2021–2025[3]**

1. See Earnings Per Share Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix
2. Composed of $200 million for customer-side electrical infrastructure upgrades for which SCE has requested inclusion as a regulatory asset in rate base, $69 million in capital expenditures, and $408 million of operations and maintenance expense includes heat pump incentives, program administration, and implementation costs
3. Compound annual growth rate (CAGR) based on the midpoint of the initial 2021 EPS guidance range of $4.42–4.62 established September 16, 2021

February 24, 2022
Energy for What's Ahead℠
2

The 2021 fire season marks 3 consecutive years without a catastrophic wildfire associated with SCE's infrastructure[1]

SCE's grid hardening and situational awareness measures

~30% of overhead wires in HFRA with **covered conductor**[2]

80%+ of circuits[2] programmed with **fast curve settings** to protect against faults

1,460+ weather stations providing real-time weather data

166 HD cameras providing thorough coverage of HFRA

SCE's improved PSPS execution and community support

70%+ reduction in PSPS outage time in 2021 on frequently impacted circuits[3]

6,000+ critical care backup batteries deployed in 2021 to support customers

64 Community resource centers to provide resources and support for customers during PSPS events

California investment in wildfire suppression and prevention

~45% increase in CAL FIRE positions since 2017[4]

60+ aircraft in CAL FIRE's fleet — largest civil aerial firefighting fleet in the world[4]

$2.7 billion State budget support for Wildfire & Forest Resilience Strategy[4]

1. While there is not universal consensus on the threshold that qualifies a wildfire as "catastrophic," both OEIS and the SB 901/AB 1054 statutory framework use the term to guide wildfire mitigation activities and regulatory requirements. For purposes of this presentation, SCE is using OEIS's definition of a "catastrophic wildfire," which is as follows: A wildfire directly causing one or more deaths, damaging or destroying more than 500 structures, or burning more than 140,000 acres of land
2. HFRA = High Fire Risk Areas; refers to distribution infrastructure in HFRA
3. Based on 2021 weather and fuel conditions
4. CAL FIRE positions based on the 2017-18 California State Budget as originally enacted and the Governor's Proposed 2022-23 Budget. Includes all CAL FIRE positions. Source of size of CAL FIRE fleet is CAL FIRE. Budget support for Wildfire & Forest Resilience Strategy includes $1.5 billion included in the 2021-22 state budget and $1.2 billion included in the Governor's Proposed 2022-23 Budget

February 24, 2022

Energy for What's Ahead℠

3

4 https://library.sce.com/conten t/dam/eix/documents/investo rs/wildfires - document - library/Wildfire_CaliforniaBiom es.pdf Covered conductor is one of the most effective measures to reduce wildfire and PSPS risks in SCE’s service area February 24, 2022 Execution Speed Geography Unique Factors Cost to Implement ~ 1.5 ~ 5.5 ~ 0.6 Under- ground Covered Conductor Undergrounding is considered where there is: • High burn frequency • Limited egress • Wind speeds exceeding covered conductor PSPS thresholds • Exceptionally high potential consequence (>10,000 acres) Covered conductor can be deployed within 16 – 24+ months, and sometimes faster Undergrounding generally takes 25 – 36+ months Covered conductor installation costs significantly lower than undergrounding Undergrounding costs vary depending on construction methods, locational, and operational factors Contact from vegetation and other objects is a key risk factor in much of SCE’s area Covered conductor is very effective in mitigating these risks 1. Based on data provided in SCE’s 2022 WMP Update 2. Through December 31, 2021 3. Undergrounded miles is a hypothetical approximation of underground lines that could have been constructed through December 31 , 2 021, based on SCE’s assumptions and experience with planning and executing undergrounding projects Covered conductor is a very valuable tool to expeditiously and cost - effectively reduce wildfire risk specific to SCE. Undergrounding considered for certain locations based on risk profile Cost per mile 1 $ in Millions Chaparral (brushland) presents different primary risk factors than heavily forested areas ~65 – 90% lower Click to view larger image Vegetation Type Evergreen Forest Deciduous Forest Broadleaved Forest Chaparral Grassland Desert Scrub Actual installed miles of covered conductor 2 vs. hypothetical undergrounded miles 3 ~A few Hundred Covered Conductor Under - ground ~2,900+ Several hundred miles currently under consideration for additional enhanced mitigation, including undergrounding

5 SCE estimates its wildfire mitigation and PSPS have reduced probability of losses from catastrophic wildfires by ~65 - 70% 1,2 1. Baseline risk estimated by RMS using its wildfire model, the location of SCE’s assets, and SCE reported ignitions from 2014 - 2020 .. Risk reduction calculated by applying SCE - provided mitigation effectiveness and locations of covered conductor, tree removals, inspections, line clearing, and PSPS. Ra nge may vary for other loss thresholds 2. Includes 50,000 year - long simulations using 20 years of weather and fire modeling weighted for the last 5 years to reflect recen t experience and climate - change impacts 3. Annual losses represent potential claims resulting from wildfire. Total potential insured losses, such as damages to assets o f h omeowners and businesses, estimated by RMS, and uninsured losses, such as personal injury, fire suppression, and damage to publicly - owned assets estimated by SCE based on m anagement experience and judgment 4. Fund refers to AB 1054 Wildfire Insurance Fund. SCE used the one - year RMS loss estimates with its estimates for the size of unin sured losses to quantify the reduction in probability of experiencing $3.5 billion in losses over a three - year period, excess of $1 billion aggregate each year, after whi ch the AB 1054 liability cap would apply SCE expects to further reduce risk and decrease the need for PSPS with continued grid hardening investments Pre - 2018 Q4 2021 Estimated Risk Reduction PSPS Contribution Annual Risk of ≥$1.0 billion loss 3 ~7.6% ~2.6% ~65% reduction in estimated probability of accessing the Wildfire Fund Risk of ≥$3.5 billion drawn from Fund over 3 years 3 ~4.2% ~1.3% ~70% reduction in estimated probability of exceeding AB 1054 liability cap 1. Baseline risk estimated by Risk Management Solutions, Inc. (RMS) using its wildfire model, relying on the following data prov ide d by SCE: the location of SCE’s assets, reported ignitions from 2014 – 2020, mitigation effectiveness and locations of installed covered conductor, tree removals, inspections, line clearing, and P SPS de - energization criteria 2. There are risks inherent in the simulation analyses, models and predictions of SCE and RMS relating to the likelihood of and dam age due to wildfires. As with any simulation analysis or model related to physical systems, particularly those with lower frequencies of occurrence and potentially high severity outcomes, the actu al losses from catastrophic wildfire events may differ from the results of the simulation analyses and models of RMS and SCE. Range may vary for other loss thresholds 3. Includes ( i ) total potential insured losses estimated by RMS, and (ii) total potential uninsured losses estimated by SCE based on manage men t experience and consultation with insurance industry experts. “Fund” refers to CA AB 1054 Wildfire Insurance Fund. SCE used RMS loss estimates along with its estimates of uninsur ed losses to quantify the reductions in estimated probability. Q4 2021 results now include a “Post Loss Amplification Factor” which accounts for dimensions like post - event resource scarcity (e.g., la bor, materials) February 24, 2022 30% of total risk reduction vs. 40% as of Q2 2021 Decreasing dependency on PSPS vs. 55% as of Q2 2021 vs. 65% as of Q2 2021

Edison International has one of the strongest electrification profiles in the industry

Transportation Electrification

Largest U.S. IOU EV charging programs with over $800 million of approved funding

Substantial state budget commitments to accelerate zero-emission vehicles

1 in 7 U.S. EVs are in SCE's service area[1]

Current trajectory of **4.7 million EVs in CA** (1.7 million in SCE's area) by 2030, and need to achieve 7.5 million[2]

Represents **~6.7 million MWh of incremental load** in SCE's area by 2030 and **~50 million MWh by 2045**

Building Electrification

SCE recently proposed **$677 million plan to accelerate adoption** of 250,000 heat pumps

State's proposed $962 million investment in building decarbonization complements SCE's plan

Target to have **20 million residential heat pumps in California** by 2045

Represents **~2.2 million MWh of incremental load** in SCE's area by 2030 **~9.8 million MWh by 2045**

Energy Storage

SCE has **installed or procured ~3.2 GW** of storage capacity

SCE constructing **~535 MW of utility-owned storage** to support reliability

Project **30 GW of utility-scale storage needed** California-wide by 2045

Growing energy storage capacity supports reliability as **economy increasingly relies on electricity**

1. As of December 2021. Source: DMV on data provided by EPRI
2. Based on SCE analysis. SCE's Pathway 2045 analysis estimates that 7.5 million light-duty EVs are needed by 2030 for California to meet its decarbonization target

February 24, 2022

Energy for What's Ahead℠ 6

Fourth Quarter Earnings Summary

	Q4 2021	Q4 2020	Variance
Basic Earnings Per Share (EPS)			
SCE	$ 1.21	$ 1.25	$ (0.04)
EIX Parent & Other	0.17	0.14	0.03
Basic EPS	**$ 1.38**	**$ 1.39**	**$ (0.01)**
Less: Non-core Items[1]			
SCE	$ (0.13)	$ (0.05)	$ (0.08)
EIX Parent & Other	0.35	0.25	0.10
Total Non-core Items	**$ 0.22**	**$ 0.20**	**$ 0.02**
Core Earnings Per Share (EPS)			
SCE	$ 1.34	$ 1.30	$ 0.04
EIX Parent & Other	(0.18)	(0.11)	(0.07)
Core EPS	**$ 1.16**	**$ 1.19**	**$ (0.03)**

Key SCE EPS Drivers[2]		
Higher revenue		$ 0.11
CPUC revenue - 2021 GRC authorized	0.18	
CPUC revenue - Other[3]	(0.09)	
FERC and other operating revenue	0.02	
Higher O&M		(0.08)
Wildfire-related claims		0.05
Higher depreciation		(0.11)
Higher net financing costs		(0.03)
Income taxes[3]		0.08
Other income and expenses		0.02
Total core drivers		$ 0.04
Non-core items[1]		(0.08)
Total		$ (0.04)

Key EIX EPS Drivers[2]	
EIX Parent and Other - Higher preferred dividend	$ (0.07)
Total core drivers	$ (0.07)
Non-core items[1]	0.10
Total	$ 0.03

1. See Earnings Non-GAAP Reconciliation and Use of Non-GAAP Financial Measures in Appendix
2. For comparability, 2021 fourth quarter core EPS drivers are reported based on 2020 weighted-average share count of 378.7 million. 2021 fourth quarter weighted-average shares outstanding is 380.1 million
3. Includes $0.02 of higher tax benefits related to balancing accounts, which are offset in revenue

Note: Diluted earnings were $1.37 and $1.39 per share for the three months ended December 31, 2021 and 2020, respectively

February 24, 2022 Energy for What's Ahead℠ 7

SCE has significant capital expenditure opportunities driven by investments in the safety and reliability of the grid

Capital deployment expected to increase beyond the current GRC cycle and will be proposed in future applications

Capital Expenditures, $ in Billions

Future Requests[1]


5.4
6.2
5.5–5.7
6.0
6.8

Range Case[2]	2021	2022	2023	2024	2025
	n/a	6.0	5.2	5.2	5.2

Total 2021–2025 capital plan of $27–30 billion driven by investments in safety and reliability

GRC track 1 and other approvals underpin spending through 2023

Primary 2023+ potential:

- Deployment of incremental miles of covered conductor[3]
- Investment to support infrastructure replacement and load growth
- Transmission and energy storage investments to meet long-term state GHG targets

1. Forecast for 2024 includes amounts expected to be requested in track 4 of SCE's 2021 GRC. Forecast for 2025 includes amounts currently expected to be requested in SCE's 2025 GRC filing. Additionally, reflects non-GRC spending subject to future regulatory requests beyond GRC proceedings and FERC Formula Rate updates
2. Annual Range Case capital reflects variability associated with future requests based on management judgment, potential for permitting delays and other operational considerations; GRC forecast is in line with authorized spend over the 2021 GRC track 1 cycle
3. The final decision in track 1 of SCE's 2021 GRC established a cost recovery mechanism that would allow SCE to install additional covered conductor miles above the 4,500 circuit-mile level approved in the decision, including within the track 1 GRC period, subject to after-the-fact reasonableness review

February 24, 2022

Energy for What's Ahead℠

8

2021 GRC track 1 decision provides rate base visibility through 2023; future applications expected to extend growth

From a 2021 base, rate base growth forecast of 7–9% through 2025, reflecting future incremental investment

Rate Base[1] $ in Billions



Future Requests
~9%
2021–2025 CAGR
35.3
38.7
41.3–41.8
46.0
49.4
2021
2022
2023
2024
2025

Range Case[2]	2021	2022	2023	2024	2025
	n/a	38.5	41.2	43.8	46.6

Forecast includes recovery of utility-owned storage for summer 2022 reliability and SCE's building electrification request

Substantial longer-term rate base growth potential from:

- Deployment of incremental miles of covered conductor[3]
- Investment to support infrastructure replacement and load growth
- Transmission and energy storage investments to meet long-term state GHG targets

1. Weighted-average year basis. Excludes rate base associated with ~$1.6 billion of wildfire mitigation-related spend that shall not earn an equity return under AB 1054
2. Range Case rate base reflects capital expenditure Range Case forecast
3. The final decision in track 1 of SCE's 2021 GRC established a cost recovery mechanism that would allow SCE to install additional covered conductor miles above the 4,500 circuit-mile level approved in the decision, including within the track 1 GRC period, subject to after-the-fact reasonableness review

February 24, 2022

Energy for What's Ahead℠

9

10 CPUC’s scoping memo separates the 2022 cost of capital mechanism (CCM) into two steps 2022 cost of capital being addressed in ongoing proceeding; separately, IOUs will file cost of capital request for 2023 – ’25 February 24, 2022 Key Dates 2022 Cost of Capital Evidentiary hearing Feb. 24 – 25 Opening briefs Mar. 11 Reply briefs Mar. 25 Proposed decision on Phase 1 TBD Phase 2 (if necessary) TBD 2023 – 2025 Cost of Capital IOUs file applications April 20 1. In its application, and updated in its November 2021 compliance filing, SCE requested costs of capital of 10.53% for equity, 5.8 9% for preferred equity, and 4.32% for debt. As an alternative, SCE proposed maintaining its current ROE of 10.3% and setting the cost of preferred equity at 5.89% and the cost of debt at 4.32% Phase 1 (Current) Are there extraordinary circumstances that warrant a departure from the CCM for 2022?  ✓ or Cost of Capital Mechanism triggers; Phase 1 closes Equity 9.72% Preferred 5.89% Debt 4.32% WACC 7.21% Open Phase 2 to consider alternative proposals for 2022 1 Leave 2022 cost of capital at pre - 2022 levels; Phase 1 closes Equity 10.30% Preferred 5.70% Debt 4.74% WACC 7.68%

11 2017/2018 Wildfire/Mudslide Events Update: Less than 22% of best estimate remains February 24, 2022 SCE continues to make substantial progress resolving claims 1 Remaining expected potential losses, $ in Billions 7.5 1.6 Best Estimate of Total Losses Remaining Expected Potential Losses (At 12/31/2021) Less than 22 % of best estimate remains to be resolved SCE has not admitted wrongdoing or liability as part of any settlements California Attorney General's Office completed investigation of Thomas Fire and Woolsey Fire without pursuing criminal charges SCE will seek CPUC recovery of prudently - incurred, actual losses in excess of insurance 2 – SCE may seek recovery of 2017 and 2018 events in separate applications 1 1. After giving effect to approximately $131 million in fixed payments due under settlements executed before December 31, 2021, but not paid at December 31, 2021. In addition, the CPUC approved the SED Agreement in December 2021, but its approval has been legally challenged. SCE's obligations under the SED Agreement w ill only commence after CPUC approval of the SED Agreement is final and non - appealable 2. Other than for CPUC - jurisdictional rate recovery of the $375 million of losses foreclosed from cost recovery if the agreement wi th the Safety and Enforcement Division of the CPUC becomes final and non - appealable

EIX initiates 2022 core EPS guidance of $4.40–4.70

EIX 2022 Core Earnings Per Share Guidance Range

Building from SCE Rate Base EPS

	2022 Guidance[1]
SCE 2022 Rate Base EPS	5.34
SCE Operational Variances	0.11–0.38
EIX Parent and Other	(0.73)–(0.70)
EIX Operational Results	**4.72–5.02**
SCE Costs Excluded from Authorized	(0.32)
EIX Consolidated Core EPS	**$4.40–4.70**

Key components of variances from SCE rate base EPS[1]

Rate Base EPS	
Recording at current cost of capital pending 2022 cost of capital decision	
SCE Operational Variances	
Includes financing benefits associated with 2022 cost of capital proceeding	0.10
EIX Parent and Other	
Operating expense, other	(0.15)–(0.13)
Interest expense	(0.26)
EIX preferred dividends	(0.32)–(0.31)
SCE Costs Excluded from Authorized	
Wildfire Insurance Fund contribution interest expense	(0.09)
Wildfire claims payment debt interest expense[2]	(0.07)
Short- and long-term incentive comp not in rates; SB 901 disallowed exec comp	(0.16)

1. 2022 guidance based on weighted average shares assumption of 381.4 million
2. SCE is unable to conclude, at this time, that these amounts are probable of recovery; however, recovery may be sought as part of future cost recovery applications

Note: See Earnings Per Share Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix. All tax-effected information on this slide is based on our current combined statutory tax rate of approximately 28%. Totals may not add due to rounding

February 24, 2022
Energy for What's Ahead℠
12

2022 EIX Core Earnings Guidance Assumptions

		2022 Assumption	Additional Notes
CPUC	**Rate Base** ($ in Billions)	$31.3	• Assumes CSRP track 1 decision in 2022. Decision delay would defer ~$55 million earnings to 2023
	Return on Equity (ROE)	10.30%	• ROE sensitivity: 4 cents EPS for 10bps change in ROE
	Equity in Capital Structure	52.0%	
FERC	**Rate Base** ($ in Billions)	$7.4	
	Return on Equity (ROE)[1]	10.30%	
	Equity in Capital Structure[1]	47.5%	
Other Items	**SCE Operational Variances** ($ Millions, after-tax)	~$40–145	Representative items: • AFUDC $120 • Financing benefits associated with 2022 cost of capital proceeding $38 • Shareholder-funded expenses not recovered in GRC $45
	SCE Wildfire Claims Payment Debt Interest Expense ($ Millions, after-tax)	~$27	• SCE funds resolution of wildfire claims with debt. Additional debt expected to be issued during 2022 • $3 billion outstanding at 12/31/2021
	EIX Equity Issuance[2] ($ in Millions)	~$300–400 of equity content	• Higher than average of up to $250/year in 2022–'25 driven by anticipated capex associated with SCE's utility owned storage projects
	EIX Preferred Dividends ($ in Millions)	~$120	

1. Beginning in 2023, Intervenors have an annual opportunity to terminate the TO2019A Formula Rate. The earliest any new rate could become effective is January 1, 2024
2. Does not include securities with equity content that could be issued to enable SCE to issue debt to finance payments for resolution of claims related to the 2017/2018 Wildfire/Mudslide Events while allowing Edison International and SCE to maintain investment grade credit ratings

Note: All tax-effected information on this slide is based on our current combined statutory tax rate of approximately 28%

February 24, 2022

Energy for What's Ahead℠ 13

14 EIX parent projects total 2022 financing needs of $1.2 billion, including $300 – 400 million equity content February 24, 2022 1. Financing plans are subject to change 2. Edison International expects to issue securities containing up to $250 million of equity content annually, on average from 20 22 through 2025. The higher - than - average equity content expected in 2022 is driven by the anticipated capital expenditures associated with SCE's utility owned storage projects $1,200 $700 parent debt maturities $500 investment in SCE to support rate base growth Use of Proceeds 2022 EIX Financing Plan 1 $ in Millions Expect to issue securities with $300 – 400 million of equity content (consistent with prior disclosure) 2 in combination of: – Potential for cash proceeds of ~$400 – 600 million from preferred equity issuance (50% equity content) – ~$100 million common equity via internal programs (100% equity content) – If needed, use of at - the - market program (100% equity content) Expect to refinance $700 million of parent debt maturities with new debt issuances

EIX reaffirms 2021–2025 EPS growth rate target, which would result in 2025 EPS of $5.50–5.90

Earnings progression expected to continue to 2025

Core Earnings per Share



5–7%
2021–'25 CAGR[1]
4.52
4.40–4.70
5.50–5.90
2021
Guidance
Midpoint[1]
2022
Guidance
2023
2024
2025

- Annual core EPS growth during the period expected to be non-linear
- Growth in any given year can be outside the range

2025 Core EPS Components[2]

Core Earnings per Share

	Approximate Ranges[2]
2025 Rate Base EPS	$6.45–6.90
SCE Op. Variances	0.20–0.30
EIX Parent and Other *(including dilution)*	(0.80)–(0.95)
SCE Costs Excluded from Authorized	(0.35)
EIX Cons. Core EPS	**$5.50–5.90**

Key Assumptions

- 2025 rate base ($bn) $46.6–49.4
  - FERC ~16% of rate base
- Authorized ROE 10.30%
- Not assuming financing benefits during 2023–2025 period
- Up to $250 million per year, on average, equity content 2022–2025, as previously disclosed

1. Based on the midpoint of initial 2021 Core EPS guidance range of $4.42–4.62 established September 16, 2021
2. Components are rounded to the nearest 5 cents and based on EIX 2022 guidance share count of 381.4 million shares. For the purposes of this illustration, all costs and dilution associated with any equity content issued beyond 2022 are reflected in the EIX Parent and Other line. Actual financing activity may vary and is subject to change

February 24, 2022 Energy for What's Ahead℠ 15

16 EIX has double - digit total return potential, supported by leadership role in clean energy transition February 24, 2022 9 – 11%+ total return o pportunity 4 before potential P/E multiple expansion driven by estimated 65 – 70% risk reduction to - date, a nd ongoing utility and government wildfire mitigation efforts 1. Compound annual growth rate (CAGR) based on the midpoint of the 2021 Core EPS guidance range of $4.42 – 4.62 established on Septem ber 16, 2021 2. Based on EIX stock price on February 23, 2022 3. Building electrification programs subject to CPUC approval 4. At current P/E multiple. Excludes changes in P/E multiple and potential dividend growth 5 – 7% core EPS CAGR 1 2021 to 2025 Strong rate base growth of ~7 – 9% $27 – 30 billion 2021 – 2025 capital program 4%+ current dividend yield 2 Target dividend payout of 45 – 55% of SCE core earnings Investments in safety and reliability of the grid Wildfire mitigation execution reduces risk for customers Creates strong foundation for climate adaptation and the clean energy transition One of the strongest electrification profiles in the industry Industry - leading programs for transportation electrification and building electrification 3 Potential for 60% load growth by 2045

Appendix

Cash flow from memo account recovery and securitization strengthens our balance sheet and credit metrics

GRC, Uncollectibles, Wildfire-related, and Wildfire Insurance Applications

$ in Millions

Approved Applications						
			Rate Recovery by Year			
Application / Account	Balance @ Dec. 31	Recovery Through	2022	2023	2024	2025
✓ GRC Track 1 (Jan.–Sept. 2021 Balance)	642	Dec. '23	321	321	–	–
✓ GRC Track 2	401	Feb. '25	111	134	134	22
✓ 2020–2021 Residential Uncollectibles[1]	193	Feb. '25	129	34	26	4
✓ WEMA1	189	Dec. '22	189	–	–	–
✓ 2019 CEMA	62	Dec. '22	62	–	–	–
Total	**1,487**		**812**	**489**	**160**	**26**

Pending & Future Applications *(Subject to CPUC Authorization)*						
			Expected Rate Recovery by Year[3]			
Application	Request[2]	Expected Amort.[2]	2022	2023	2024	2025
GRC Track 3	497	12 months	290	207	–	–
WEMA2	215	12 months	125	90	–	–
2022 CEMA *(to be filed)*[4]	212	12 months	–	–	212	–
2021 CEMA	132	12 months	–	77	55	–
Total	**1,056**		**415**	**374**	**267**	**–**

Expected Securitizations[5]					
AB 1054 Capital Included In:	Amount	2022	2023	2024	2025
✓ GRC Tracks 1 & 2 *(completed)*	518	518	–	–	–
GRC Track 3	730	–	730	–	–
Total	**1,248**	**518**	**730**	–	–

1. 2020–2021 Residential Uncollectibles are tracked in a balancing account authorized by the CPUC and implemented in rates without a separate application
2. Requested revenue requirement for GRC track 3, WEMA2, 2022 CEMA, and 2021 CEMA; and securitization of AB 1054 capex for GRC tracks 1–3. Amounts and amortization subject to CPUC approval
3. Actual timing will depend on the timing of CPUC authorizations and implementation in customer rates or execution of securitization transactions
4. In 2022, SCE expects to file CEMA requests for 2020 Emergency Wildfire Restoration for recovery of amounts incremental to authorized revenue requirements. Final requested amount may change
5. Amounts reflect capital costs recovered upfront via securitization. Recovery in customer rates of costs to service the bonds takes place over the tenor of the debt at a fixed recovery charge rate

February 24, 2022

Energy for What's Ahead℠ | 18

19 Full - Year 2021 Earnings Summary February 24, 2022 1. See Earnings Non - GAAP Reconciliations and Use of Non - GAAP Financial Measures in Appendix 2. For comparability, 2021 core drivers are reported based on 2020 weighted - average share count of 372.7 million. 2021 weighted - ave rage shares outstanding is 379.7 million 3. Includes $0.42 of lower tax benefits related to balancing accounts, which are offset in revenue Note: Diluted earnings were $2.00 and $1.98 per share for the twelve months ended December 31, 2021 and 2020, respectively 2021 2020 Variance Basic Earnings Per Share (EPS) SCE 2.18 $ 2.17 $ 0.01 $ EIX Parent & Other (0.18) (0.19) 0.01 Basic EPS 2.00 $ 1.98 $ 0.02 $ Less: Non-core Items 1 SCE (2.94) $ (2.72) $ (0.22) $ EIX Parent & Other 0.35 0.18 0.17 Total Non-core Items (2.59) $ (2.54) $ (0.05) $ Core Earnings Per Share (EPS) SCE 5.12 $ 4.89 $ 0.23 $ EIX Parent & Other (0.53) (0.37) (0.16) Core EPS 4.59 $ 4.52 $ 0.07 $ Key SCE EPS Drivers 2 Higher revenue 0.82 $ CPUC revenue - 2021 GRC authorized 0.68 CPUC revenue - Other 3 0.04 FERC and other operating revenue 0.10 Lower O&M 0.51 Wildfire-related claims 0.04 Higher depreciation (0.47) Lower net financing costs 0.01 Income taxes 3 (0.45) Other (0.14) Property and other taxes (0.05) Other income and expenses (0.09) Results prior to impact from share dilution 0.32 $ Impact from share dilution (0.09) Total core drivers 0.23 $ Non-core items 1 (0.22) Total 0.01 $ (0.17) $ Results prior to impact from share dilution (0.17) $ Impact from share dilution 0.01 Total core drivers (0.16) $ Non-core items 1 0.17 Total 0.01 $ Key EIX EPS Drivers 2 EIX Parent and Other - Higher preferred dividend

20 Earnings Non - GAAP Reconciliations February 24, 2022 Q4 2021 Q4 2020 2021 2020 SCE 458 $ 474 $ 829 $ 810 $ EIX Parent & Other 65 52 (70) (71) Basic Earnings 523 $ 526 $ 759 $ 739 $ Non-Core Items SCE 2017/2018 Wildfire/Mudslide Events claims and expenses, net of recoveries (10) (10) (919) (899) Wildfire Insurance Fund expense (39) (61) (155) (242) Sale of San Onofre nuclear fuel — 50 7 108 Disallowed historical capital expenditures in SCE's GRC decision — — (47) — Re-measurement of tax assets and liabilities — — — 18 EIX Parent & Other Settlement of 2007 – 2012 California tax audits 115 — 115 — Customer revenues for EIS insurance contract 17 — 17 — Sale of Vidalia lease — 96 — 96 Goodwill impairment — — — (25) Re-measurement of tax liabilities — — — (3) Less: Total non-core items 83 $ 75 $ (982) $ (947) $ SCE 507 495 1,943 1,825 EIX Parent & Other (67) (44) (202) (139) Core Earnings 440 $ 451 $ 1,741 $ 1,686 $ 1. Non - core items are tax - effected at an estimated statutory rate of approximately 28% Reconciliation of EIX GAAP Earnings to EIX Core Earnings Earnings (Losses) Attributable to Edison International, $ in Millions 1

21 EIX Core EPS Non - GAAP Reconciliations February 24, 2022 1. 2021 EPS drivers are reported based on weighted - average share counts of 380.1 million and 379.7 million for fourth quarter and f ull year, respectively; 2020 EPS drivers are based on weighted - average share counts of 378.7 million and 372.7 million for fourth quarter and full year, respectively Reconciliation of EIX Basic Earnings Per Share to EIX Core Earnings Per Share EPS Attributable to Edison International 1 Q4 2021 Q4 2020 2021 2020 Basic EPS 1.38 $ 1.39 $ 2.00 $ 1.98 $ Non-Core Items SCE 2017/2018 Wildfire/Mudslide Events claims and expenses, net of recoveries (0.03) (0.02) (2.43) (2.41) Wildfire Insurance Fund expense (0.10) (0.16) (0.41) (0.65) Sale of San Onofre nuclear fuel — 0.13 0.02 0.29 Disallowed historical capital expenditures in SCE's GRC decision — — (0.12) — Re-measurement of tax assets and liabilities — — — 0.05 EIX Parent & Other Settlement of 2007 – 2012 California tax audits 0.30 — 0.30 — Customer revenues for EIS insurance contract 0.05 — 0.05 — Sale of Vidalia lease — 0.25 — 0.26 Goodwill impairment — — — (0.07) Re-measurement of tax liabilities — — — (0.01) Less: Total non-core items 0.22 0.20 (2.59) (2.54) Core EPS 1.16 $ 1.19 $ 4.59 $ 4.52 $

22 Low High Basic EIX EPS $4.40 $4.70 Total Non - Core Items 2 — — Core EIX EPS $4.40 $4.70 1. EPS is calculated on the assumed weighted - average share count for 2022 of 381.4 million 2. Non - core items are presented as they are recorded Earnings Per Share Non - GAAP Reconciliations February 24, 2022 Reconciliation of EIX Basic Earnings Per Share Guidance to EIX Core Earnings Per Share Guidance 1 2022 EPS Attributable to Edison International

23 Edison International's earnings are prepared in accordance with generally accepted accounting principles used in the United States. Management uses core earnings (losses) internally for financial planning and for analysis of performance. Core earnings (losses) are also used when communicating with investors and analysts regarding Edison International's earnings results to facilitate comparisons of the company's performance from period to period. Core earnings (losses) are a non - GAAP financial measure and may not be comparable to those of other companies. Core earnings (losses) are defined as earnings attributable to Edison International shareholders less non - core items. Non - core items include income or loss from discontinued operations and income or loss from significant discrete items that management does not consider representative of ongoing earnings, such as write downs, asset impairments and other income and expense related to changes in law, outcomes in tax, regulatory or legal proceedings, and exit activities, including sale of certain assets and other activities that are no longer continuing. A reconciliation of Non - GAAP information to GAAP information is included either on the slide where the information appears or on another slide referenced in this presentation. EIX Investor Relations Contact Sam Ramraj, Vice President Derek Matsushima, Senior Manager (626) 302 - 2540 (626) 302 - 3625 Sam.Ramraj@edisonintl.com Derek.Matsushima@edisonintl.com Use of Non - GAAP Financial Measures February 24, 2022